                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-30921 and Form S-3 No. 333-30923) of MedPartners, Inc. and the related Prospectuses of our report dated August 25, 1997, with respect to the consolidated financial statements of MedPartners, Inc., included in this Current Report on Form 8-K dated August 27, 1997 and filed with the Securities and Exchange Commission.


                                                Ernst & Young L.L.P.


Birmingham, Alabama
August 27, 1997